Exhibit 99.1

Veea Inc. announces reverse stock split

New York, New York, August 26, 2026 (GLOBE NEWSWIRE) – Veea Inc. (Nasdaq: “VEEA”, “Veea” or the “Company”), today announced that it will proceed with a 1-for-20 reverse stock split (“Reverse Stock Split”) of its outstanding shares of common stock following approval by its board of directors. The 1-for-20 ratio is within the range approved by stockholders at an annual meeting of stockholders held on December 30, 2025.

The Reverse Stock Split is expected to become effective at 4:30 p.m. Eastern Daylight Time on August 28, 2026 and the Company’s common stock is expected to begin trading on a post-split basis at the market open on August 31 , 2026 under the same symbol (VEEA) with the new CUSIP number 693489205.

When the Reverse Stock Split is effective, every 20 shares of the Company’s common stock issued and outstanding will be combined automatically into 1 share of common stock. The Reverse Stock Split will apply equally to all outstanding shares of common stock, and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares. Fractional shares will be rounded up to the next whole share, and proportionate adjustments will be made to equity plans. Additionally, all equity awards outstanding immediately prior to the Reverse Stock Split will be proportionately adjusted.

Continental Stock Transfer & Trust Co. is acting as the exchange agent and transfer agent for the Reverse Stock Split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Outstanding warrants and other convertible securities will be adjusted in accordance with the terms and conditions of such documents, consistent with the terms of this Reverse Stock Split. Stockholders owning shares through a bank, broker or other nominee will have their positions adjusted to reflect the Reverse Stock Split.

Additional information about the Reverse Stock Split can be found in the Company’s definitive proxy statement (Form DEF 14A) filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 4, 2025 and Form 8-K filed with the SEC on January 6, 2026.

About Veea Inc.

Veea Inc. (NASDAQ: VEEA) is a leading AI-driven edge infrastructure company. Founded in 2014 and headquartered in New York City, Veea enables enterprises, service providers, and public sector organizations to deploy AI-powered applications and services at the edge. Built on Veea-developed and third-party devices, the VeeaONE platform integrates connectivity, computing, cybersecurity, and storage into a unified, hyperconverged network solution, delivered through a full software stack spanning edge to cloud — bringing AI to deployments that range from SMBs to enterprise campuses, smart industries, and remote communities. With more than 123 patents across related technology domains, Veea has been recognized by Gartner for its innovations in edge computing. For more information, visit www.veea.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: the Company’s business strategies, and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” and the additional risk described in Veea’s annual report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q, registration statements on Form S-1, and any other filings which Veea makes with the U.S. Securities and Exchange Commission. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Veea to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Veea; risks related to the price of Veea’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which Veea plans to operate, variations in performance across competitors, changes in laws and regulations affecting Veea’s business and changes in the combined capital structure; and risks related to the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities. The foregoing list of factors is not exhaustive.

You are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Veea. Veea expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Veea with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Media Contact:

Thomas Latiolais
Email: thomas.latiolais@veea.com